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                                                                    EXHIBIT 24.2


                                                              [CIGNA LOGO]





Certified to be a true and correct copy of the resolutions adopted by the Board of Directors of CIGNA Corporation at a meeting held on February 22, 1995, a quorum being present, and such resolutions are still in full force and effect as of this date of certification, not having been amended, modified or rescinded since the date of their adoption.

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             Authorize Officers to Sign Annual Report on Form 10-K

                   RESOLVED, That the Officers of the Corporation, and each of them, are hereby authorized to sign CIGNA Corporation's Annual Report on Form 10-K for the year ended December 31, 1994, and any amendments thereto, (the "Form 10-K") in the name and on behalf of and as attorneys for the Corporation and each of its Directors and Officers.

                   RESOLVED, That each Officer and Director of the Corporation who be required to execute (whether on behalf of the Corporation or as an Officer or Director thereof) the Form 10-K, is hereby authorized to execute and deliver a power of attorney appointing such person or persons named therein as true and lawful attorneys and agents to execute in the name, place and stead (in any such capacity) of any such Officer or Director said Form 10-K and to file any such power of attorney together with the Form 10-K with the Securities and Exchange Commission.



Date:  March 15, 1995                           /s/Carol J. Ward
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                                                Carol J. Ward
                                                Corporate Secretary